UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 17, 2015

MMRGLOBAL, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4401 WILSHIRE BLVD., SUITE 200 LOS ANGELES, CA 90010
(Address of Principal Executive Offices) (Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

(a) On March 17, 2015, Douglas H. Helm provided notice to MMRGlobal, Inc., a Delaware corporation (the "Company") of his intention to resign from the board of directors of the Company (the "Board"), effective March 31, 2015. Mr. Helm was serving as a member of the Nomination and Corporate Governance Committee and the Audit Committee of the Board prior to his resignation. Mr. Helm's decision to resign is solely for personal reasons and time considerations and did not involve any disagreement with the Company, the Company's management or the Board. The Company provided a copy of this Current Report on Form 8-K to Mr. Helm in advance of the filing date. As of the date of this report, the Company has not received any written correspondence from Mr. Helm describing any disagreement he has with the Company's operations, policies or practices, management, or with the Board.

The Company expects that the Board will appoint a current member of the Board to serve as a member of the Audit Committee of the Board as soon as practicable to replace Mr. Helm.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMRGLOBAL, INC.
March 20, 2015	By: /s/ Robert H. Lorsch Robert H. Lorsch Chief Executive Officer